Exhibit 21.1

SUBSIDIARIES OF PQ GROUP HOLDINGS INC.

ENTITY	JURISDICTION
PQ Group Holdings Inc.	Delaware
PQ Holdings Inc.	Delaware
CPQ Midco I Corporation	Delaware
PQ Corporation	Pennsylvania
PQ Holdings I Limited	United Kingdom
PQ Intermediate Limited	United Kingdom
PQ Germany GmbH	Germany
PT PQ Silicas Indonesia	Indonesia
PQ Sweden A.B.	Sweden
PQ Finland Oy	Finland
PQ Silicas Holdings South Africa Pty Ltd.	South Africa
PQ Silicas South Africa Pty Ltd.	South Africa
Quaker Chemicals South Africa Pty Ltd.[1]	South Africa
PQ International Holdings Inc.	Delaware
PQ Netherlands Holding LLC	Delaware
Potters International Holdings S.à.r.l.	Luxembourg
Potters Leveraged Lender LLC	Delaware
PQ Silicas Asia Pacific Pte Ltd.	Singapore
PQ Silicates Ltd.[2]	Taiwan
PQ International C.V.	Netherlands
PQ Netherlands Cooperative LLC	Delaware
PQ International Coöperatie U.A.	Netherlands
PQ Silicas Brazil Ltda.	Brazil
PQ Acquisition B.V.	Netherlands
PQ Canada Company	Canada
PQ Australia LLC	Delaware
NSL Australia Company	Canada
NSL Canada Company	Canada
National Silicates Partnership	Canada
PQ Europe Coöperatie U.A.	Netherlands
PQ Europe ApS	Denmark
PQ Silicas B.V.	Netherlands
PQ Zeolites B.V.	Netherlands
Zeolyst C.V.[3]	Netherlands
PQ Italy S.r.l.	Italy
PQ France S.A.S.	France
PQ Silicas UK Limited	United Kingdom
PQ Chemicals (Thailand) Limited	Thailand
PQ Holdings Mexicana, S.A. de C.V.[4]	Mexico
Silicatos y Derivados, S.A. de C.V.	Mexico
PQ China (Hong Kong) Limited	Hong Kong
PQ (Tianjin) Silicates Technology Co., Ltd	China
PQ Holdings Australia Pty Limited	Canada

[1]	Represents a joint venture company of which the registrant indirectly owns 49% of the voting equity.
[2]	Represents a joint venture company of which the registrant indirectly owns 50% of the voting equity.
[3]	Represents a joint venture company of which the registrant indirectly owns 50% of the voting equity.
[4]	Represents a joint venture company of which the registrant indirectly owns 80% of the voting equity.

PQ Australia Pty. Limited	Australia
PQ Mexico Holdings B.V.	Netherlands
Zeolyst International[5]	Kansas
Eco Services Operations Corp.	Delaware
PQ Asia Inc.	Delaware
Potters Netherlands Holding LLC	Delaware
Potters Netherlands Holdings I C.V.	Netherlands
Potters Netherlands Holdings II B.V.	Netherlands
Delpen Corporation	Delaware
Commercial Research Associates, Inc.	Pennsylvania
PQ Systems Incorporated	Pennsylvania
PQ Export Company	Delaware
PQ International, Inc.	Pennsylvania
Philadelphia Quartz Company	Pennsylvania
Potters Holdings GP, Ltd.	Cayman Islands
Potters Holdings, LP	Cayman Islands
Potters Holdings II GP, LLC	Delaware
Potters Holdings II, LP	Delaware
Potters Industries Holding, Inc.	Delaware
Potters Industries, LLC	Delaware
SAJB Holding Company, LLC	Delaware
Potters Ballotini S.A.S.	France
Societe Recyclage Produit Verrier Industriels SAS	France
Interminglass Sp. Z.o.o.	Poland
Interminglass Holding Sp. z.o.o.	Poland
Potters (Thailand) Limited[6]	Thailand
Potters Industries Acquisition Pty. Ltd.	Australia
Potters Industries Pty. Ltd.	Australia
Potters Industrial Limitada	Brazil
Potters Canada Holding Company	Canada
Potters Canada Holding II Company	Canada
PNA Partnership	Canada
Potters-Ballotini Co., Ltd.	Japan
Potters Nederland B.V.	Netherlands
Ballotini Panamericana S. de R.L. de C.V.	Mexico
Potters Ballotini Acquisition GmbH	Germany
Potters Ballotini GmbH	Germany
Potters Ballotini Ltd.	United Kingdom
Northern Cullet Ltd.	United Kingdom

[5]	Represents a joint venture company of which the registrant indirectly owns 50% of the voting equity.
[6]	Represents a joint venture company of which the registrant indirectly owns approximately 75% of the voting equity.